10f-3 Transaction Report

Public offering for which affiliate is a member of underwriting or selling syndicate

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    Trade                                                       Par/                        Issuer
     Date     CUSIP                      Issuer                Shares       Price            Size        Percentage
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7/30/03     64111Q104             Netgear Inc.               100           $14.00         7,000,000       0.001%

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8/12/03     88224Q107             Texas Capital Bancshares   100           $11.00         6,000,000       0.002%
                                  Inc.
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         Broker                 Participating Underwriters                 Selling Concession
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Lehman Brothers                 Merrill Lynch                          Imputed
                                UBS Securities LLC
                                Fidelity Capital Markets
                                US Bancorp Piper Jaffray
                                SG Cowen Securities Corp.
                                Chatsworth Securities LLC
                                Fahnestock & Co. Inc.
                                Needham & Co. Inc.
                                Pacific Growth Equities Inc.
                                Wedbush Morgan Securities

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Lehman Brothers                 US Bancorp Piper Jaffray               Imputed
                                Suntrust Robinson-Humphrey

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